Exhibit 99.2

CELL BIOSCIENCES SIGNS AGREEMENT TO ACQUIRE ALPHA INNOTECH

Santa Clara, CA, September 8, 2009 — Cell Biosciences, Inc. and Alpha Innotech Corp. (OTC BB: APNO.OB) today announced that they have entered into a definitive agreement providing for the acquisition of Alpha Innotech by Cell Biosciences for $1.50 per share, or approximately $17.9 million in cash. This acquisition would significantly expand Cell Biosciences’ protein analysis business to include a global infrastructure and a broad protein analysis product portfolio.

Founded in 1992, Alpha Innotech is a pioneer in the use of high-sensitivity digital imaging systems for genomic and proteomic research. The company offers a broad range of best-in-class products, from entry-level gel documentation systems to premier systems for multiplexed fluorescence and proteomics applications. The company has sold over 10,000 systems worldwide. In 2008, Alpha Innotech achieved revenues of $17.6 million and was profitable on both an operating and a net income basis. Alpha Innotech employs 62 people, primarily at its San Leandro, California headquarters.

Cell Biosciences is a private life sciences company established in 2004, and is focused on revolutionizing protein and biomarker research. The company’s lead product is the CB1000, a nanofluidic immunoassay platform designed for ultrasensitive detection and characterization of oncoproteins and other signaling proteins in ultra-small biological samples, such as small tumor biopsies and stem cells. Cell Biosciences is headquartered in Santa Clara, California, and has 49 employees located in North America and Europe.

The combination of Cell Biosciences and Alpha Innotech would create a global protein analysis business with a broad product line featuring both traditional and novel protein analysis technologies. Virtually every protein research laboratory worldwide would become a potential customer for the combined entity.

Commenting on the transaction, Tim Harkness, President and Chief Executive Officer of Cell Biosciences, said, “This strategic acquisition marks an important milestone in our plan to create a profitable, high-growth protein analysis business with global reach. There is a great strategic fit in people, products, technologies, and customers between Cell Biosciences and Alpha Innotech. I am particularly excited by the critical mass of talent and industry experience this combination creates.”

Ron Bissinger, Chief Executive Officer at Alpha Innotech, added, “The innovative technology of Cell Biosciences make it an ideal partner for Alpha Innotech. I expect the combined company to create great value for our customers and employees, and to generate exceptional products for the protein research community.”

Under the terms of the agreement, Cell Biosciences will acquire Alpha Innotech for approximately $17.9 million, or $1.50 per share, and will assume $2.1 million of outstanding debt, net of cash. The completion of the transaction is subject to customary terms and conditions, including approval by the stockholders of Alpha Innotech. The directors, executive officers and certain stockholders of Alpha Innotech, who collectively hold approximately 33% of Alpha Innotech’s outstanding common stock, have entered into agreements with Cell Biosciences pursuant to which they have agreed to vote their shares of Alpha Innotech common stock in favor of the transaction. The parties expect the transaction to be completed in approximately 60 days.

In connection with the transaction, Cell Biosciences has entered into agreements to raise an additional $19 million in cash in a second closing of a Series C Preferred Stock financing and a Series D Preferred Stock financing led by its largest investor, The Wellcome Trust. Existing investors Domain Associates, Novo A/S, Latterell Venture Partners, The Vertical Group and Royal Bank of Canada have agreed to participate in the financing.

BroadOak Partners served as financial advisor to Alpha Innotech in connection with the transaction.

ABOUT CELL BIOSCIENCES

Cell Biosciences is a private life sciences company focused on nanoproteomics. The Company develops instrumentation systems, software, and assay products that reveal previously undetectable information about cellular control pathways. Its customers include leading institutions in the fields of cancer research, stem cell biology, and diabetes. Cell Biosciences’ products enable researchers to uncover fundamental mechanisms controlling cell proliferation and cell death, to accelerate the development of new therapeutics, and to help identify new prognostic and diagnostic disease biomarkers. Cell Biosciences is located in Santa Clara, California. For more information, visit www.cellbiosciences.com.

ABOUT ALPHA INNOTECH CORP.

With over 10,000 systems sold worldwide, Alpha Innotech is a leading developer, manufacturer, and marketer of digital imaging and analysis systems for the life science research and drug discovery markets. Its goal is to combine instruments, reagents and bioinformatics software in order to offer integrated modular technology platforms for functional genomics, proteomics, and cell analysis markets. Customers of Alpha Innotech include pharmaceutical and biotechnology companies, as well as universities, medical centers, government research institutes, and agencies worldwide. Visit www.alphainnotech.com for more information.

FORWARD-LOOKING STATEMENTS

Some statements set forth in this release, including those regarding Cell Biosciences’ proposed acquisition of Alpha Innotech and the expected impact of the acquisition on Cell Biosciences’ strategic and operational plans and financial results, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the requirement that Alpha Innotech’s stockholders must approve the transaction; the completion of Cell Biosciences’ Series D Preferred Stock financing; the possibility that the transaction will not close or that the closing may be delayed; the effect of the announcement of the acquisition on Alpha Innotech’s strategic relationships, operating results and business generally, including the ability to retain key employees and other factors described in Alpha Innotech’s SEC filings (including Alpha Innotech’s Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009). If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, Alpha Innotech’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Neither Cell Biosciences nor Alpha Innotech assume any obligation to update these forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE YOU CAN FIND IT

In connection with the proposed transaction, Alpha Innotech intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF ALPHA INNOTECH ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY ALPHA INNOTECH WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and the other relevant materials, when available, and any other documents filed by Alpha Innotech with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Alpha Innotech may obtain free copies of the documents filed with the SEC by contacting Alpha Innotech Investor Relations at (510) 483-9620 or Alpha Innotech Corp., 2401 Merced Street, San Leandro, California 94577. You may also read and copy any reports, statements and other information filed by Alpha Innotech with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Alpha Innotech and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Alpha Innotech stockholders in favor of the proposed transaction. Certain executive officers and directors of Alpha Innotech have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options and restricted stock units, benefits conferred under retention, severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

Contacts:

Cell Biosciences

Tim Harkness, CEO

Phone: (408) 510-5501

tharkness@cellbiosciences.com

Alpha Innotech Corp.

Ron Bissinger, CEO

Phone: (510) 483-9620

rbissinger@alphainnotech.com